Exhibit 99.2

YRC Worldwide Inc.

Segment Statistics

(amounts in thousands except workdays and per unit data)

	YRC National Transportation					YRC Regional Transportation
	3Q09	3Q08	2Q09	Y/Y %	Sequential %	3Q09	3Q08	2Q09	Y/Y %	Sequential %
Workdays	64.0	64.0	63.5			64.0	63.0	62.5

LTL revenue	$774,114	$1,520,152	$798,681	(49.1)	(3.1)	$313,750	$466,551	$313,774	(32.8)	(0.0)
LTL tonnage	1,636	2,837	1,719	(42.3)	(4.8)	1,333	1,726	1,336	(22.8)	(0.2)
LTL tonnage per day	25.56	44.32	27.06	(42.3)	(5.5)	20.83	27.40	21.37	(24.0)	(2.5)
LTL shipments	3,373	5,603	3,552	(39.8)	(5.1)	2,403	3,056	2,440	(21.4)	(1.5)
LTL shipments per day	52.70	87.54	55.94	(39.8)	(5.8)	37.55	48.51	39.04	(22.6)	(3.8)
LTL revenue/cwt.	$23.66	$26.80	$23.24	(11.7)	1.8	$11.77	$13.52	$11.75	(12.9)	0.2
LTL revenue/cwt. (excl. FSC)	$20.93	$21.38	$20.90	(2.1)	0.1	$10.62	$11.09	$10.76	(4.2)	(1.3)
Mix adj. LTL revenue/cwt. (excl. FSC)				0.2	0.3
LTL revenue/shipment	$230	$271	$225	(15.4)	2.1	$131	$153	$129	(14.5)	1.5
LTL revenue/shipment (excl. FSC)	$203	$216	$202	(6.2)	0.4	$118	$125	$118	(5.9)	0.1
LTL weight/shipment	970	1,013	968	(4.2)	0.3	1,110	1,129	1,095	(1.8)	1.4

Total revenue(a)	$834,742	$1,662,130	$863,283	(49.8)	(3.3)	$338,597	$508,831	$337,861	(33.5)	0.2
Total tonnage	2,008	3,539	2,106	(43.3)	(4.6)	1,617	2,134	1,610	(24.2)	0.4
Total tonnage per day	31.37	55.29	33.16	(43.3)	(5.4)	25.26	33.87	25.76	(25.4)	(1.9)
Total shipments	3,418	5,690	3,600	(39.9)	(5.0)	2,442	3,111	2,478	(21.5)	(1.4)
Total shipments per day	53.41	88.91	56.69	(39.9)	(5.8)	38.15	49.38	39.64	(22.7)	(3.8)
Total revenue/cwt.	$20.79	$23.48	$20.50	(11.5)	1.4	$10.47	$11.92	$10.49	(12.2)	(0.2)
Total revenue/cwt. (excl. FSC)	$18.36	$18.68	$18.41	(1.7)	(0.3)	$9.41	$9.67	$9.57	(2.7)	(1.7)

(a)

Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods. These amounts are used for internal management purposes only and should not be construed as a better measurement than operating revenue, as defined by generally accepted accounting principles, which for the third quarter of 2009 and 2008 is presented in Exhibit 99.1 to this Form 8-K and for the second quarter of 2009 is presented in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on July 31, 2009.